UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2016

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

______________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 19, 2016, Rennova Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative (the "Representative") of the several underwriters identified therein (the “Underwriters”), relating to the Company’s public offering (the “Offering”) of 12,350 shares of Series H Convertible Preferred Stock (the "Series H Preferred Stock") with a stated value of $1,000 per share and convertible into shares of the Company's Common Stock at $0.09 per share (the "Firm Securities"). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option (the “Option”) to purchase up to an additional 1,852 shares of Series H Preferred Stock at the public offering price less underwriting discounts and commissions to cover over-allotments, if any.

The Underwriters agreed to purchase the Firm Securities from the Company pursuant to the Underwriting Agreement, at a purchase price of $1,000 (less $70.00 per share with regard to 4,004 shares of the total 12,350 shares offered) per Firm Security . The Company also issued warrants to designees of the Representative, to purchase an aggregate of 6,861,111 shares of Common Stock at an exercise price of $0.1125 per share (the "Warrants"). The Warrants are exercisable at any time from December 15, 2017 to December 15, 2021. The Firm Securities and the Warrants were offered, issued and sold under a prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective registration statement filed with the SEC on Form S-1 (Registration No. 333-214512) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement and the form of Warrant are filed as Exhibit 1.1 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of the terms of the Underwriting Agreement and the Warrants are qualified in their entirety by reference to such exhibits.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2016, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 14,202 shares of Series H Preferred Stock. The following summary of certain terms and provisions of the Company's Series H Preferred Stock is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the Company's certificate of designation of preferences, rights and limitations of Series H Preferred Stock.

General. The Company’s board of directors has designated up to 14,202 shares of the 5,000,000 authorized shares of preferred stock as Series H Preferred Stock.

Rank. The Series H Preferred Stock ranks on parity to the Company’s common stock.

Conversion.  Each share of the Series H Preferred Stock is convertible into shares of the Company’s common stock (subject to adjustment as provided in the related certificate of designation of preferences, rights and limitations) at any time at the option of the holder at a conversion price equal to the stated value of the Series H Preferred Stock of $1,000 per share divided by $0.09. Holders of Series H Preferred Stock are prohibited from converting Series H Preferred Stock into shares of the Company’s common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company.

Liquidation Preference.  In the event of the Company’s liquidation, dissolution or winding-up, holders of Series H Preferred Stock will be entitled to receive an amount equal to $1,000 per share before any distribution shall be made to the holders of any junior securities, and then will be entitled to receive the same amount that a holder of common stock would receive if the Series H Preferred Stock were fully converted into shares of the Company’s common stock at the conversion price (disregarding for such purposes any conversion limitations) which amounts shall be paid pari passu with all holders of common stock.

Voting Rights.  Shares of Series H Preferred Stock generally have no voting rights, except as required by law and except that the affirmative vote of the holders of at least 75% of the then outstanding shares of Series H Preferred Stock is required to (a) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock, (b) amend the Company’s certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of the holders, (c) increase the number of authorized shares of Series H Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

2

Dividends.  Shares of Series H Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors. The holders of the Series H Preferred Stock will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Redemption.  The Company is not obligated to redeem or repurchase any shares of Series H Preferred Stock. Shares of Series H Preferred Stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Negative Covenants.  As long as at least 1,420 shares of Series H Preferred Stock are outstanding, unless the holders of at least 75% of the then outstanding shares of Series G Preferred Stock shall have given prior written consent, the Company may not, and shall not permit any of the Company’s subsidiaries to, directly or indirectly (a) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of common stock or common stock equivalents or junior securities (as such terms are defined in the Series H Preferred Stock Certificate of Designation), with certain exceptions, (b) pay cash dividends or distributions on junior securities (which includes the Company’s common stock), (c) enter into any transaction with any affiliate which would be required to be disclosed in any public filing with the SEC, unless it is made on an arm's-length basis and expressly approved by a majority of our disinterested directors (even if less than a quorum), (d) enter into any agreement to effect any issuance by the Company or any subsidiary of common stock or common stock equivalents (or a combination thereof) involving a variable rate transaction (as defined in the Series H Preferred Stock Certificate of Designation), (e) except for certain exempt issuances, issue any common stock or common stock equivalents for an effective price per share (as calculated in the Series H Preferred Stock Certificate of Designation) less than the then conversion price, or (f) enter into any agreements with respect to any of the foregoing.

The foregoing description of the Series H Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation for the Series H Preferred Stock, a copy of which is filed as Exhibit 3.1, and is hereby incorporated into this report by reference.

Item 8.01.  Other Events.

On December 19, 2016, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

On December 20, 2016, the Company closed the Offering for net proceeds of approximately $11.7 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company then used approximately $8.3 million of the net proceeds to redeem substantially all of its outstanding Series G Convertible Preferred Stock. The shares of Series H Preferred Stock are not listed on The NASDAQ Capital Market or any other established public trading market. No assurance can be given that a trading market will develop for the Series H Preferred Stock.

3

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, between Aegis Capital Corp., as representative of the several underwriters, and Rennova Health, Inc.
3.1	Certificate of Designation for Series H Convertible Preferred Stock.
4.1	Form of Representative's Warrant (included as Exhibit A to Exhibit 1.1).
99.1	Press Release dated December 19, 2016.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2016	RENNOVA HEALTH, INC.

By: /s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

5

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, between Aegis Capital Corp., as representative of the several underwriters, and Rennova Health, Inc.
3.1	Certificate of Designation for Series H Convertible Preferred Stock.
4.1	Form of Representative's Warrant (included as Exhibit A to Exhibit 1.1)
99.1	Press Release dated December 19, 2016.

6